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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Summit Bank Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG PEAT MARWICK LLP

Atlanta, Georgia
April 28, 1997